ZAGG INC AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except par value amounts)
(Unaudited)

	June 30, 2019	December 31, 2018

ASSETS
Current assets:
Cash and cash equivalents	$12,885	$15,793
Accounts receivable, net of allowances of $431 and $885	102,578	156,667
Income tax receivable	3,427	375
Inventories	110,565	82,919
Prepaid expenses and other current assets	6,393	5,473
Total current assets	235,848	261,227

Property and equipment, net of accumulated depreciation of $13,860 and $11,844	17,714	16,118
Intangible assets, net of accumulated amortization of $87,692 and $78,627	70,542	52,054
Deferred income tax assets	15,396	19,403
Operating lease right of use assets	10,380	—
Goodwill	43,560	27,638
Other assets	1,315	1,571
Total assets	$394,755	$378,011

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$70,988	$80,908
Sales returns liability	37,522	54,432
Accrued wages and wage related expenses	6,665	6,624
Accrued liabilities	9,511	13,723
Current portion of operating lease liabilities	2,154	—
Total current liabilities	126,840	155,687

Line of credit	95,363	58,363
Operating lease liabilities	11,889	—
Other long-term liabilities	7,913	5,470
Total liabilities	242,005	219,520

Stockholders’ equity:
Common stock, $0.001 par value; 100,000 shares authorized; 36,140 and 34,457 shares issued	36	34
Treasury stock, 7,055 and 6,983 common shares at cost	(50,455)	(49,733)
Additional paid-in capital	111,279	96,486
Accumulated other comprehensive loss	(1,425)	(1,410)
Retained earnings	93,315	113,114
Total stockholders’ equity	152,750	158,491
Total liabilities and stockholders’ equity	$394,755	$378,011

ZAGG INC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(Amounts in thousands, except per share amounts)
(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018

Net sales	$106,796	$118,565	$185,546	$230,631
Cost of sales	69,037	80,908	123,965	155,381
Gross profit	37,759	37,657	61,581	75,250

Operating expenses:
Advertising and marketing	4,514	2,638	9,099	5,233
Selling, general and administrative	34,491	27,035	66,075	51,342
Transaction costs	374	18	621	18
Amortization of intangible assets	4,599	2,773	9,065	5,545
Total operating expenses	43,978	32,464	84,860	62,138

(Loss) income from operations	(6,219)	5,193	(23,279)	13,112

Other income (expense):
Interest expense	(1,103)	(346)	(2,113)	(846)
Other income (expense)	1,192	(681)	676	(186)
Total other income (expense)	89	(1,027)	(1,437)	(1,032)

(Loss) income before provision for income taxes	(6,130)	4,166	(24,716)	12,080

Income tax benefit (provision)	794	(950)	4,956	(1,835)

Net (loss) income	$(5,336)	$3,216	$(19,760)	$10,245

(Loss) earnings per share attributable to stockholders:
Basic (loss) earnings per share	$(0.18)	$0.11	$(0.68)	$0.36
Diluted (loss) earnings per share	$(0.18)	$0.11	$(0.68)	$0.36

ZAGG INC AND SUBSIDIARIES
RECONCILIATION OF NON-U.S. GAAP FINANCIAL INFORMATION TO U.S. GAAP
(Amounts in thousands)
(Unaudited)

UNAUDITED SUPPLEMENTAL DATA

The following information are not financial measures prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). In addition, they should not be construed as an alternative to any other measures of performance determined in accordance with U.S. GAAP, or as an indicator of our operating performance, liquidity, or cash flows generated by operating, investing, and financing activities as there may be significant factors or trends that it fails to address. We present this financial information because we believe that these measures are helpful to some investors as a measure of our operations. We caution investors that non-U.S. GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our results with our results from other reporting periods and with the results of other companies.

ADJUSTED EBITDA RECONCILIATION		Three Months Ended		Six Months Ended
		June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018

Net (loss) income in accordance with U.S. GAAP		$(5,336)	$3,216	$(19,760)	$10,245

Adjustments:
a.	Stock-based compensation expense	1,475	807	2,660	1,408
b.	Depreciation and amortization	6,199	4,200	12,256	9,230
c.	Other (income) expense, net	(89)	1,027	1,437	1,032
d.	Transaction costs	374	18	621	18
e.	BRAVEN employee retention bonus	46	—	93	—
f.	Former CFO retention bonus	—	—	110	—
g.	Inventory step-up amount in connection with acquisition of 2018 and 2019	142	—	573	—
h.	Consulting fee to former CEO	—	700	—	700
i	Restructuring expenses	407	—	407	—
j	Income tax (benefit) provision	(794)	950	(4,956)	1,835
Total Adjustments		7,760	7,702	13,201	14,223

Adjusted EBITDA		$2,424	$10,918	$(6,559)	$24,468

ZAGG INC AND SUBSIDIARIES
RECONCILIATION OF NON-U.S. GAAP FINANCIAL INFORMATION TO U.S. GAAP
(Amounts in thousands, except per share amounts)
(Unaudited)

DILUTED OPERATING (LOSS) EARNINGS PER SHARE RECONCILIATION		Three Months Ended		Six Months Ended
		June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018

Net (loss) income in accordance with U.S. GAAP		$(5,336)	$3,216	$(19,760)	$10,245

Adjustments:
a.	Amortization expense related to 2018 and 2019 acquisitions	2,047	—	3,951	—
b.	Transaction costs related to 2018 and 2019 acquisitions	374	—	621	—
c.	Inventory step-up amortization related to 2018 and 2019 acquisitions	142	—	573	—
d.	BRAVEN employee retention bonus	46	—	93	—
e.	Restructuring expenses	407	—	407	—
f.	Share-based compensation issued as retention	690	—	690	—
Total adjustments before tax		3,706	—	6,335	—
	Tax effect [1]	(1,002)	—	(1,713)	—
	Adjustments, net of tax	2,704	—	4,622	—
Adjusted net (loss) income		$(2,632)	$3,216	$(15,138)	$10,245

Diluted shares outstanding		29,064	28,666	28,974	28,679
Diluted operating (loss) earnings per share		$(0.09)	$0.11	$(0.52)	$0.36
1 Income tax effect calculated using the estimated 2019 statutory rate of 27.04%